
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS FINANCIAL INFORMATION EXTRACTED FROM CHIRON CORPORATION'S
UNAUDITED CONSOLIDATED BALANCE SHEET DATED MARCH 31, 2000 AND UNAUDITED
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH
31, 2000 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
STATEMENTS.
AMENDED FINANCIAL DATA SCHEDULE
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                         380,326
<SECURITIES>                                 1,035,288<F1>
<RECEIVABLES>                                  235,602<F5>
<ALLOWANCES>                                    15,569
<INVENTORY>                                     92,368
<CURRENT-ASSETS>                             1,454,019<F6>
<PP&E>                                         528,856
<DEPRECIATION>                                 229,947
<TOTAL-ASSETS>                               2,374,208<F6>
<CURRENT-LIABILITIES>                          563,020<F6>
<BONDS>                                         93,062<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,819
<OTHER-SE>                                   1,663,154<F3><F6>
<TOTAL-LIABILITY-AND-EQUITY>                 2,374,208<F6>
<SALES>                                        157,606
<TOTAL-REVENUES>                               216,745
<CGS>                                           51,251
<TOTAL-COSTS>                                   51,251
<OTHER-EXPENSES>                                75,441<F4>
<LOSS-PROVISION>                                 2,019
<INTEREST-EXPENSE>                               5,026
<INCOME-PRETAX>                                 58,161
<INCOME-TAX>                                    18,077
<INCOME-CONTINUING>                             40,084
<DISCONTINUED>                                     152
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    40,236
<EPS-BASIC>                                       0.22
<EPS-DILUTED>                                     0.21

<F1>CONSISTS OF SHORT-TERM AND NONCURRENT INVESTMENTS IN MARKETABLE DEBT AND EQUITY
SECURITIES.
<F2>CONSISTS OF CONVERTIBLE SUBORDINATED DEBENTURES AND NOTES PAYABLE, NET OF
CURRENT MATURITIES.
<F3>CONSISTS OF ADDITIONAL PAID-IN CAPITAL, ACCUMULATED DEFICIT, COST OF
TREASURY STOCK AND ACCUMULATED OTHER COMPREHENSIVE LOSS.
<F4>CONSISTS OF RESEARCH AND DEVELOPMENT, RESTRUCTURING AND REORGANIZATION
CHARGES AND OTHER OPERATING EXPENSES.
<F5>CONSISTS OF ACCOUNTS RECEIVABLE AND CURRENT AND NONCURRENT PORTIONS OF NOTES
RECEIVABLE.
<F6>IN THE THIRD QUARTER OF 2000, THE COMPANY RECORDED AN ADJUSTMENT TO "OTHER
COMPREHENSIVE INCOME (LOSS)" AND AN ADJUSTMENT TO "TAXES PAYABLE," WITH AN
OFFSETTING ADJUSTMENT TO THE DEFERRED TAX LIABILITY, WHICH REPRESENTED THE
CUMULATIVE TAX EFFECT ON THE COMPANY'S NET UNREALIZED GAINS FROM INVESTMENTS AND
THE COMPANY'S FOREIGN CURRENCY TRANSLATION ADJUSTMENTS, RESPECTIVELY.
CERTAIN PREVIOUSLY REPORTED AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM WITH THE
SEPTEMBER 30, 2000 PRESENTATION.

